UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 14, 2006
LSB BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina State or Other Jurisdiction of Incorporation)	000-11448 (Commission File Number)	56-1348147 (IRS Employer Identification No.)

One LSB Plaza, Lexington, North Carolina (Address of Principal Executive Offices)	27292 (Zip Code)
Registrant’s telephone number, including area code (336) 248-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 14, 2006, the Board of Directors of LSB Bancshares, Inc. (the “Company”) approved an amendment to the Company’s Pension Plan (“Plan”) and an enhancement to the Company’s 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”). This action was taken to reduce pension expense in order to enhance the Company’s competitiveness in the marketplace.
Effective January 1, 2007, there will be an increase to the matching contribution in the 401(k) Plan from the current matching contribution of 50% of the first 6% of employee deferrals (for a total possible matching contribution of 3% of compensation) to a safe harbor matching contribution of 100% of the first 3% of employee deferrals and 50% of the next 2% of employee deferrals (for a total possible matching contribution of 4% of compensation). The form of amended and restated Lexington State Bank Employees’ 401(k) Profit Sharing Plan and Trust, in the form of an Adoption Agreement to the STANLEY, HUNT DUPREE & RHINE, INC. NON-STANDARDIZED PROTOTYPE PLAN AND TRUST is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Effective December 31, 2006, the Company will freeze benefit accrual and participation in the Plan except with respect to participants, other than the Chief Executive Officer, who have been credited with thirty (30) or more years of vesting service (as defined in the Plan). The Amendment to Lexington State Bank Employees’ Pension Plan is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Amended and restated Lexington State Bank Employees’ 401(k) Profit Sharing Plan and Trust, in the form of an Adoption Agreement to the STANLEY, HUNT DUPREE & RHINE, INC. NON-STANDARDIZED PROTOTYPE PLAN AND TRUST

99.2	Amendment to Lexington State Bank Employees’ Pension Plan

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC.
Dated: November 16, 2006	By:	/s/ Robert F. Lowe
Robert F. Lowe,
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1
Amended and restated Lexington State Bank Employees’ 401(k) Profit Sharing Plan and Trust, in the form of an Adoption Agreement to the STANLEY, HUNT DUPREE & RHINE, INC. NON-STANDARDIZED PROTOTYPE PLAN AND TRUST

99.2	Amendment to Lexington State Bank Employees’ Pension Plan

4